EXHIBIT 99.1
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     CENTRA EXPANDS BOARD OF DIRECTORS WITH THREE SOFTWARE INDUSTRY VETERANS

LEXINGTON, MASS (April 29, 2003) - Centra Software, Inc. (NASDAQ: CTRA), a leading provider of application software and services for real-time enterprise collaboration (RTEC), today announced the addition of three new members to the Centra board of directors. This expands the board to five members and provides new depth of experience that will guide the company's next stage of growth. Joining the Centra board will be Ronald Benanto, formerly CFO of NewsEdge Corporation, Douglas Ferguson, a partner with The Monitor Group, and Leonard Kawell, Jr., CEO of Pepper Computer. Each of these individuals was appointed by a committee of the board of directors consisting of three independent directors. The new directors will join Robert Hult, CFO and treasurer of NMS Communications and Leon Navickas, chairman and CEO of Centra, to serve as directors.


INDUSTRY VETERANS BRING FINANCIAL, TECHNOLOGY, AND INTERNATIONAL MANAGEMENT EXPERIENCE

Ronald Benanto joins Centra's board of directors bringing a wealth of experience in business operations, finance, corporate governance, and relevant industry knowledge from his years in senior management at companies including NewsEdge, Viewlogic Systems, and Data Architects. Benanto will assume the board seat currently held by Dave Barrett, general partner at Polaris Venture Partners, who has chosen to step off the Centra board to focus on his portfolio companies.

Douglas Ferguson joins Centra's board of directors bringing many years of relevant experience in the areas of business development, international operations, and strategy. Having worked for companies including McKinsey, Nextera Enterprises, Cambridge Technology Partners, and Lotus, Ferguson is currently a partner at Innovation Management, Inc., a Monitor Group company. He is also a trustee of the Yale-China Association. Ferguson assumes the new seat on the Centra board.

Leonard Kawell, Jr. joins the Centra board of directors bringing the experience and insight of a recognized technology industry visionary. One of the original founders of Iris Associates, the inventors of Lotus Notes, Kawell has extensive experience bringing innovative technologies to market for companies including Adobe, Glassbook, and Lotus/IBM. Kawell is currently founder and CEO of Pepper Computer, a developer of software for mobile wi-fi devices. Kawell will replace Richard D'Amore, a founding venture capital investor in Centra, who has served on the Centra board for eight years. Reaching the end of his previously elected term, D'Amore will be stepping off the Centra board to focus on his North Bridge Venture Partners investments.
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As Class I directors, each of Messrs. Ferguson and Kawell will be on the ballot for election to a three-year term at Centra's annual meeting of stockholders, scheduled to be held on June 12, 2003.

"Although we will miss the valuable counsel of our long-standing board members, Rich D'Amore and Dave Barrett, and greatly appreciate their years of service to Centra, we are also pleased to welcome our new members," said Leon Navickas, Centra Chairman and CEO. "Their combined experience will be of great service to our management team as we grow rapidly toward our goal of becoming a large and sustainably profitable enterprise application software company."


ABOUT CENTRA

Centra offers enterprise applications software that enables organizations to shift their group-oriented business activities to the Internet or their internal network. Leading with an undisputed track record of helping more than 1,100 global corporations, government agencies, and universities increase revenue and improve overall business performance, Centra offers a family of integrated real-time enterprise collaboration (RTEC) application software solutions and services to over 3.2 million licensed users. Customers drive greater productivity and lower their costs using Centra's solutions for collaborative eLearning, online sales and marketing, Web-based service and support, and other interactive, people-centric internal and customer-facing work. The applications can be deployed as on-premise software or through our ASP service, are available in 13 languages, and are supported by an active ecosystem of value-added partners, including Microsoft, Oracle, Siebel, Deloitte Consulting, EDS, and Cisco. Today, organizations across every function, industry, and market sector choose Centra, including Cadbury Schweppes, McKesson, Sysco, Viacom, and Stanford University. Headquartered in Boston, Centra serves a worldwide customer base throughout the Americas, Europe, Asia and Australia. For more information, visit www.centra.com.


SAFE HARBOR STATEMENT

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements concerning the Company's ability to achieve growth and profitability, its ability to successfully address the real-time communication and collaboration arena and management's expectations regarding future results of operations. These statements involve risk and uncertainties that affect the matters therein, and cause actual results, events and performance to differ materially. These risk factors include, but are not limited to, the Company's dependence on its senior management team and its ability to identify and recruit senior management personnel with sufficient qualifications and capabilities to replace its current president and its current chief executive officer, the results of future research, uncertainty of product demand and market acceptance for the Company's current and future products, the effect of economic conditions, the impact of competitive products and pricing, the Company's ability to manage and integrate the operation of the business of MindLever.com, Inc., acquired on April 30, 2001, technological difficulties and/or other factors outside the control of the Company. There is no assurance that the Company will be able to implement its operating plans as anticipated or achieve projected revenue and earnings goals. For a description of additional risks, and uncertainties, please refer to the Company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2002, which are available at www.centra.com/investorrelations. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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CENTRA IS A REGISTERED TRADEMARK, AND CENTRAONE IS A TRADEMARK OF CENTRA
SOFTWARE, INC. ALL OTHER TRADEMARKS REFERENCED HEREIN ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.